UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2011

Date of Report (Date of earliest event reported)

UNITED HEALTH PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24 th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

646-896-3050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 - Entry Into A Material Definitive Agreement.

 On March 8, 2011, United Health Products, Inc. (“United” or the “Company”) and its subsidiary Epic Wound Care, Inc. entered into a global settlement and release agreement (the “Settlement Agreement”) with various parties to resolve disputes regarding the Agreement and Plan of Acquisition, dated May 19, 2009, entered into by United in connection with its acquisition of the business and assets of Epic Wound Care, LLC (the “Acquisition Agreement”).  The parties had differences of opinion concerning the satisfaction of certain milestones and conditions in the Acquisition Agreement in connection with the release of certain escrowed shares of the Company’s common stock that were issued by United and placed in escrow in accordance with the terms of the Acquisition Agreement (the “Escrowed Shares”).

The settlement provides for the release of twenty million (20,000,000) Escrowed Shares to the sellers of the business and assets of Epic Wound Care, LLC and the contribution of two million (2,000,000) shares of the Company’s common stock to the capital of the Company to facilitate the settlement by certain non-controlling shareholders of United who provided investment advice to United on a regular periodic basis, including investment advice related to the Acquisition Agreement.  The Company intends to cancel the two million contributed shares.  In connection with the release of the Escrowed Shares and transfer of shares to the Company, the Board of the Directors of the Company waived certain milestones and conditions regarding the release of the Escrowed Shares as set forth in the Acquisition Agreement and the parties to the Settlement Agreement agreed to mutual releases and to resolve and settle any and all claims, controversies, disputes and causes of action, whether asserted or unasserted, known or unknown, real or potential, or whether in law, equity or otherwise, relating to, arising out of, or in any way concerning the Acquisition Agreement and the Escrowed Shares, without any admission of fault, liability or wrongdoing on the part of or on behalf of any party.

A copy of the Settlement and Release Agreement is attached hereto as Exhibit 10.1.

Item 9.01 - Financial Statements and Exhibits

            (d)       Exhibits

10.1
Global Settlement and Release Agreement (“Agreement”) dated March 8, 2011 by and among United Health Products, Inc., Epic Wound Care, Inc., Lead Dog Capital, L.P., Lead Dog Capital Markets, LLC, Kelly T. Hickel, Jan E. Chason, Philip Forman, Chris Messalas, Joseph LaRocco, United EcoEnergy Advisors, LLC, Enterprise Administration LLC, Enterprise Partners LLC, Patrick J. Donelan, Adam G. Mayblum, Norse II, LLC,  Epic Wound Care, LLC, and the individuals listed on Schedule A attached thereto and CF Consulting, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC
Date: March 14, 2011
	By:	/s/ Jan E. Chason
Jan E. Chason
Chief Financial Officer